UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest February 23, 2017

MCIG, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 333-175941

NEVADA	27-4439285
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2831 St. Rose Parkway, Suite 200, Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	570-778-6459

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 23, 2017, mCig, Inc., a Nevada corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Stony Hill Corp., a Nevada corporation (“Stony Hill”). Pursuant to the terms and conditions of the Asset Purchase Agreement, the Company sold 80% of those certain assets that comprise the VitaCBD business (the “Assets”) to Stony Hill and issued an option (the “Option”) to Stony Hill to acquire the remaining 20% of assets related to the Assets for a minimum purchase price of $200,000.  The VitaCBD business is primarily a line of cannabidiol (“CBD”) retail products available for purchase at vitacbd.com, which products include CBD tinctures, ejuices, edibles, islates, salves, waxes, oils and capsules, as well as related trade names, social media, accounts and other related assets.  Information on the vitacbd.com website is not part of the disclosure on this Current Report on Form 8-K.

The purchase price the Company sold the Assets for was $850,000.  The purchase price was comprised of $150,000 in cash and 350,000 shares of common stock of Stony Hill at $2.00, as may be adjusted.  Initially, the Company will receive 200,000 shares of the common stock of Stony Hill at closing.  Additionally, on May 24, 2017, Stony Hill is obligated to issue (the “Second Stock Issuance”) the remaining 150,000 shares of Stony Hill common stock or that number of shares of common stock of Stony Hill valued at $300,000, whichever has a lesser “Market Value,” defined as average of the closing prices for the common stock of Stony Hill on any quotation tier of the OTC Markets, as reported by the OTC Markets, for the 90 trading days subsequent to February 23, 2017.  If the market value of the Second Issuance on the anniversary date of such issuance is greater than $300,000, the additional value shall be offset against of the sale price of the Option to sell the remaining 20% of assets related to the Assets.

If the average during any 7-day period during the first year following the Second Stock Issuance, the Market Value of the share of common stock of the Stony Hill owned by mCig is less than $550,000 (which amount represents the minimum target Market Value of the shares of common stock of Stony Hill held by mCig immediately following the issuance of shares of common stock of Stony Hill), then Stony Hill is obligated to issue to mCig that additional number of common stock of Stony Hill, on the one year anniversary date, to increase the Market Value of the total outstanding shares of common stock of Stony Hill held by mCig to $550,000, without the payment of any additional consideration.

In connection with the Asset Purchase Agreement, the Company also entered into a Lock-up Agreement dated February 23, 2017, with Stony Hill, pursuant to which the Company agreed to not resell any shares of common stock it received in connection with the Asset Purchase Agreement for a period of one year.

In connection with the Asset Purchase Agreement, the shares issued under the Second Stock Issuance are subject to a Security and Pledge Agreement, pursuant to which the Company pledged and granted a security interest in the shares issued under the Second Stock Issuance to Stony Hill to cover claims by Stony Hill against the Company that may arise under the terms and conditions of the Asset Purchase Agreement in the 90 days following the closing of the Asset Purchase Agreement.

Item 9.01 Financial Statements and Exhibits. (d) Exhibits:

Exhibit	Description

10.1	Asset Purchase Agreement, dated February 23, 2017, by and between Stony Hill Corp., a Nevada corporation, and mCig, Inc., a Nevada corporation.
10.2	Bill of Sale, Assignment and Assumption, dated February 23, 2017, by and between Stony Hill Corp., a Nevada corporation, and mCig, Inc., a Nevada corporation.
10.3	Assignment of Intellectual Property, dated February 23, 2017, made by mCig, Inc., a Nevada corporation.
10.4	Lock-up Agreement, dated February 23, 2017, by and between Stony Hill Corp., a Nevada corporation, and mCig, Inc., a Nevada corporation.
10.5	Security and Pledge Agreement, dated February 23, 2017, by and between Stony Hill Corp., a Nevada corporation, and mCig, Inc., a Nevada corporation.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCIG, INC.

Date: February 28, 2017	By:	/s/ Paul Rosenberg
Paul Rosenberg, Chief Executive Officer

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